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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                OPTA SYSTEMS PURCHASE OF GOVIDEO ASSETS COMPLETE

      SANTA CLARA, CALIF. - April 16, 2003 - SONICblue(TM) Incorporated announced today that the transfer of it's GoVideo(R) business assets to Opta Systems, LLC is complete. The purchase price, which is subject to a final adjustment based on the inventory and receivables at closing, was $6.2 million.

      "We are pleased to finalize the sale of our GoVideo assets," said Gregory Ballard, chief executive officer, SONICblue. "The GoVideo products and employees couldn't have found a better home."

                                       ###

ABOUT SONICBLUE INCORPORATED

SONICblue holds a focused technology portfolio that includes Rio(R) digital audio players and ReplayTV(R) personal television technology and software solutions.

FOR MORE INFORMATION:

PRESS CONTACT:                                       INVESTOR CONTACTS:
Amanda Sanyal                                        Ian Shea
SONICblue                                            SONICblue
(408) 588-8060                                       (408) 588-8242
asanyal@sonicblue.com                                ir@sonicblue.com


Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, Opta as the best option for the future success of the product line and SONICblue employees are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, inability of the parities to agree on the adjusted purchase price, the availability and feasibility of strategic options, general economic and industry conditions, the impact of competitive products and pricing and of alternative technological advances, the release of new products from SONICblue's competitors, the ability of SONICblue and its suppliers and partners to meet scheduled delivery and release dates, product engineering and marketing decisions of SONICblue and others, and other risks detailed from time to time in the SEC reports of SONICblue Incorporated, including its annual report on Form 10-K for the period ended December 31, 2001 and its quarterly report on Form 10-Q for the period ended September 30, 2002. These forward-looking statements speak only as of the date hereof. SONICblue disclaims any obligation to update these forward-looking statements.

Rio, GoVideo and ReplayTV are registered trademarks of SONICblue Incorporated. SONICblue and Dual-Deck are trademarks of SONICblue Incorporated.